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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): August 16, 2002


                                 US UNWIRED INC.
             (Exact name of registrant as specified in its charter)




          Louisiana                      000-22003               72-1457316
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(State or other jurisdiction     (Commission File Number)     (I.R.S. Employer
      of incorporation)                                      Identification No.)




          901 Lakeshore Drive
        Lake Charles, Louisiana                                      70601
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(Address of principal executive offices)                           (Zip Code)



                                 (337) 436-9000
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              (Registrant's telephone number, including area code)



                                 Not applicable.
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          (Former name or former address, if changed since last report)


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Item 5.  Other Events

     US Unwired is filing this Current Report on Form 8-K in order to include the financial statements and related materials listed in Item 7, which will be incorporated by reference into registration statements under the Securities Act of 1933 that US Unwired has filed or will file in the future.

     US Unwired also is filing this Current Report to update the Risk Factors applicable to an investment in its securities, as set forth in Item 1, "Business--Investment Considerations" of its Annual Report on Form 10-K for the year ended December 31, 2001. The updated Risk Factors are as follows:

                                  RISK FACTORS

     Our stockholders and persons who are considering an investment in our common stock should carefully consider the factors that are described below.

Introduction

     Our Sprint PCS business is conducted through our subsidiaries Louisiana Unwired LLC, IWO Holdings, Inc., Texas Unwired general partnership, and Georgia PCS Management, L.L.C. We refer to them as LA Unwired, IWO, TX Unwired and Georgia PCS or collectively as our PCS operating subsidiaries. Each of these subsidiaries has its own Sprint PCS territory and its own agreements with Sprint PCS. We acquired IWO on April 1, 2002 and we acquired Georgia PCS on March 8, 2002. We operate our cellular business through a separate subsidiary. "We" and "our" and the noun "combined company" refer collectively to US Unwired and all of its subsidiaries. We use "US Unwired" to refer just to our parent company without reference to its subsidiaries.

Risks Related to Our Stock Price

     The stock price of US Unwired may continue to be volatile.

     The market price of US Unwired common stock could be subject to wide fluctuations in response to factors such as the following, some of which are beyond our control:

     o    quarterly variations in our operating results;

     o operating results that vary from the expectations of securities analysts and investors;

     o changes in expectations as to our future financial performance, including financial estimates by securities analysts and investors;

     o    changes in our relationship with Sprint PCS;

     o announcements by Sprint PCS concerning developments or changes in its business, financial condition or results of operations, or in its expectations as to future financial performance;

     o actual or potential defaults in bank covenants by Sprint PCS or Sprint PCS affiliates, which may result in a perception that we are unable to comply with our bank covenants;

     o announcements of technological innovations or new products and services by Sprint PCS or our competitors;

     o changes in results of operations and market valuations of Sprint PCS, Sprint PCS affiliates or of other companies in the telecommunications industry in general and the wireless industry in particular, including our competitors;

     o    departures of key personnel;

     o    changes in laws and regulations;

     o    significant claims or lawsuits against us;

     o the large number of US Unwired shares that can freely be sold in the public market, as described under the following italicized heading;

     o announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments; and

     o    general economic and competitive conditions.

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     The number of shares of our common stock that is freely tradable in the public market will increase substantially on the effective date of a "shelf" registration statement that we filed on or about August 16, 2002, and will continue to increase thereafter. Sales of unusually large numbers of shares of our common stock in the public market, or the perception that such sales could occur, could depress our stock price.

     We issued about 44,400,000 additional shares of our common stock when we acquired Georgia PCS and IWO in March and April 2002, and we agreed to issue about another 6,900,000 shares upon the exercise of warrants and options that we assumed from IWO. Most of these shares have not been freely tradable in the public market because of the combined effect of restrictions under federal securities laws and of agreements, called lock up agreements, that we obtained from the holders not to sell shares before specified dates. The restrictions imposed by federal securities laws on sales of these shares will terminate on the effective date of a "shelf" registration statement that we filed on August 16, 2002, with respect to sales of these shares. The restrictions imposed by the lock up agreements have already expired with respect to about 13,000,000 of the shares, but many of those shares will continue to be restricted by federal securities laws until the effective date of our registration statement mentioned above. The lock up agreements will expire as to additional shares as follows:

     o On September 29, 2002, about 12,150,000 additional shares will be released from the lock up agreements.

     o On October 29, 2002, about 2,950,000 additional shares will be released from the lock up agreements.

     o On November 28, 2002, about 10,570,000 additional shares will be released from the lock up agreements.

     o On January 26 and 27, 2003, about 6,000,000 additional shares will be released from the lock up agreements.

     o On March 28, 2003, all remaining shares that are then still subject to the lock up agreements, equal to about 1,080,000 shares, will be released from the lock up agreements.

         We can be required to register up to two underwritten offerings that would include shares that are subject to the lock up agreements. The lock up agreements would terminate at the time of those underwritten offerings for the shares that are included in them.

         The numbers above are calculated as if options and warrants that we issued in the IWO acquisition to purchase about 4,800,000 shares, which upon issuance would be subject to the lock up agreements, had been exercised in full by July 31, 2002.

         The numbers above are calculated as if 1,100,000 shares that are held in escrow in connection with the Georgia PCS acquisition had been released from escrow by July 31, 2002. Actually, we may release up to 100,000 of those shares by about August 31, 2002, another 500,000 on March 8, 2003, and the remaining 500,000 on March 8, 2004, unless we have asserted claims against those shares as permitted under our Georgia PCS acquisition agreement.

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     As the lock up periods continue to expire, particularly following the effective date of the "shelf" registration statement we filed on August 16, 2002 with the SEC, and also as the shares held in escrow are released, the market price of our common stock could be depressed if the holders of these shares sell them or if the market perceives that they intend to sell them. We cannot predict whether future sales of our common stock or the availability of our common stock for sale will adversely affect the market price for our common stock.

     We rely on Sprint PCS for our financial information. If that information is not accurate, the investment community could lose confidence in us.

     Under our agreements with Sprint PCS, it performs our billing, manages our accounts receivable and provides our financial information to us. We use that information to prepare our financial statements. If we later find errors in that information, we may be required to restate our financial statements. If that occurs with respect to us or any other Sprint PCS affiliate, investors and securities analysts may lose confidence in us.

     If our common stock price remains below a dollar per share for an extended period, Nasdaq many delist our common stock.

     Our common stock is traded on Nasdaq. One of the listing requirements is that the price per share must be at least $1.00. If it dips below that level for an extended period, Nasdaq may seek to delist us. The likely effect of such a delisting would be to make it more difficult to buy or sell our shares.

     If our common stock price remains low, we may not be willing or able to raise equity capital.

     Our business is capital intensive, and we may contemplate raising equity capital in the future. A low stock price may frustrate our doing so, for two reasons:

     o    We may be unwilling to sell our shares at such prices.

     o Investors may not be interested in a company whose shares are priced so low.

Risks Related to Our Mergers

     Our integration with IWO and Georgia PCS presents significant challenges.

     We entered into the merger agreements with IWO and Georgia PCS with the expectation that the mergers will result in expanding our existing network and customer base and taking advantage of the best operating practices of all three organizations. Achieving the benefits of the mergers will depend in part on integrating the operations of the three companies in an efficient manner. We cannot assure you that this will occur. To realize the anticipated benefits of this combination, our management team must develop strategies and implement a business plan that will successfully:

     o    manage the combined company's networks and markets;

     o maintain adequate focus on existing business and operations while working to integrate the three companies;

     o combine three companies that do not have extensive operating histories in the PCS market;

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     o    manage each company's cash and available credit lines for use in financing future growth and working capital needs;

     o    manage the marketing and sales of each of the three companies;

     o manage the geographic distance between the territories of the three companies;

     o manage the integration of operational and financial reporting software;

     o manage operational issues relating to IWO and Georgia PCS that we do not face in our operations, such as the build out of IWO properties, which involves special problems like zoning and environmental issues; the conversion to a uniform point of sale system; and the migration to a uniform process in sales and operations;

     o    manage the transition of IWO's senior management expertise to us; and

     o    retain and attract key employees during a period of transition.

     The diversion of management's attention from ongoing operations and any difficulties encountered in the transition and integration process could have a material adverse effect on our financial condition and results of operations and cash flows.

     Our ability to operate as a combined company will be limited by our and IWO's separate public debt indentures and credit facilities.

     In order to comply with the indenture governing US Unwired's senior notes, we have designated IWO as an unrestricted subsidiary. As a result, for purposes of US Unwired's and IWO's respective public debt indentures, IWO, on the one hand, and the rest of our companies, on the other hand, will operate as separate business entities. Due to restrictions in US Unwired's indenture, we will be unable to provide direct or indirect credit support to IWO. Likewise, IWO will be restricted under its debt instruments from paying dividends or freely transferring money to US Unwired and our other companies. These restrictions may hinder the combined company's ability to achieve the anticipated benefits of the merger with IWO, react to developments in our or IWO's business or take advantage of business opportunities.

     US Unwired and IWO depend on the cash flows of their respective subsidiaries to satisfy our respective debt obligations.

     US Unwired and IWO depend on their respective subsidiaries (other than IWO, in the case of US Unwired) for cash flow and to service their respective debt obligations. Existing or future credit agreements may restrict or prohibit IWO's subsidiaries from paying dividends not only to IWO but also to US Unwired and our other companies and may also restrict or prohibit subsidiaries of US Unwired from paying dividends not only to us but also to IWO. State law may also limit the amount of the dividends that the respective subsidiaries are permitted to pay.

     We may not achieve the anticipated benefits from our mergers.

     We believe that certain benefits will result from the mergers. We cannot assure you, however, that integrating our business with IWO's and Georgia PCS's, even if completed in an efficient, effective and timely manner, will result in combined results of operations and financial condition superior to those that we could have achieved independently. The success of the transactions for us will depend on revenue growth or other benefits sufficient to offset the dilutive effects of the additional shares US Unwired issued in the mergers. We cannot assure you that we will achieve sufficient benefits.

     We expect to incur significant costs associated with the mergers.

     We incurred significant direct transaction costs associated with the mergers, which are included as a part of the total purchase price for accounting purposes. In addition, IWO is incurring significant direct transaction expenses, which are expensed for accounting purposes as incurred. Further, IWO and Georgia PCS are incurring

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severance expenses, and we will incur other costs associated with integrating the companies. We cannot assure you that we will not incur additional material charges in subsequent quarters to reflect additional costs associated with the mergers.

     Because the former IWO stockholders will not be providing us any indemnification following the merger, we will be responsible for any undisclosed liabilities of IWO.

     IWO has made certain representations and warranties to us in its merger agreement with us concerning IWO's business and operations. The merger agreement, however, does not provide us with any contractual indemnification from the former IWO stockholders following the merger for any breaches of such representations and warranties of IWO or any failure of IWO to comply with its obligations under the merger agreement. As a result, we will bear the burden of any undisclosed liabilities of IWO. We cannot assure you that any such liabilities will not materially and adversely affect our results of operations and our financial condition.

Risks Related to the Combined Company's Business, Strategy and Operations

     Our PCS operating subsidiaries have not yet operated their PCS businesses profitably or achieved positive cash flow.

     We expect to continue to incur significant operating losses and to continue to generate negative cash flow while we complete and expand our PCS networks and build our customer base. Our ultimate profitability will depend upon many factors, including our ability to market our services successfully and operate our networks efficiently, in addition to numerous other factors that are described in this "Risk Factors" section. If we fail to achieve profitability within a reasonable period of time, an investment in our shares will not have much value.

     If we do not successfully manage the operations and expected growth of the combined company following the mergers, our operating performance may be adversely impacted.

     Our PCS operating subsidiaries have limited operating histories as Sprint PCS affiliates. LA Unwired began operations as a Sprint PCS affiliate on June 8, 1998. IWO began operations as a Sprint PCS affiliate on January 5, 2000. TX Unwired began operations as a Sprint PCS affiliate on January 7, 2000, Georgia PCS began operations as a Sprint PCS affiliate on June 8, 1998. The combined company's ability to achieve and sustain operating profitability will depend upon many factors, including our PCS operating subsidiaries' abilities to market Sprint PCS services and manage customer turnover rates in their respective markets. In addition, a key factor the combined company's operational performance will depend upon is our ability to manage growth of the combined company through the expansion or completion of our PCS operating subsidiaries' network build-outs and through implementing the combined company's best practices to increase market penetration in our current and future markets. Market penetration means the number of people in our PCS operating subsidiaries' markets who use our Sprint PCS services. To be successful, our PCS operating subsidiaries will require continued development, construction, testing, deployment and operation of their respective networks. These activities are expected to place demands on our managerial, operational and financial resources.

     The failure of any of our PCS operating subsidiaries to timely expand or complete the build-out of its network, or to obtain the equipment needed for completion on a timely basis, may result in a decrease in the number of expected new PCS subscribers and adversely affect its and the combined company's results of operations or result in a breach of its agreements with Sprint PCS or, in the case of LA Unwired, result in the loss of its FCC licenses.

     LA Unwired, TX Unwired and Georgia PCS have completed the network build-out that is required by their respective agreements with Sprint PCS. Nevertheless, we may decide from time to time to build out additional portions of their markets to increase the population that is covered by their Sprint PCS service or we may acquire

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additional territory to be built out by acquiring additional markets from Sprint
PCS or by acquiring other Sprint PCS network partners that have not completed their build-out requirements. IWO has not yet completed its required build-out. In order to expand or complete network build-outs, our PCS operating subsidiaries must successfully lease or otherwise retain rights to a sufficient number of radio communications and network control sites, complete the purchase and installation of equipment, build-out the physical infrastructure and test the network. The applicable company must also meet all requirements of its agreements with Sprint and all FCC requirements. One of these FCC requirements is that our networks not interfere with microwave radio systems. Compliance with that requirement could delay or impede expansion or built-out of our networks. Regulatory changes, engineering design changes and required technological upgrades could affect the number and location of our PCS operating subsidiaries' towers as well as their ability to obtain sufficient rights to meet their network build-out expansion goals or requirements. Some of the radio communications and network control sites required for IWO to complete its required build-out are likely to require zoning variances or other local governmental or third party approvals. The local governmental authorities in various locations in IWO's markets have, at times, placed moratoriums on the construction of additional cell sites. Any failure by LA Unwired, TX Unwired or Georgia PCS to expand its network or by IWO to complete its network build-out on a timely basis may limit its network capacity and/or reduce the number of its expected new PCS subscribers, either of which could adversely affect the combined company's results of operations and its financial condition or result in a breach of its agreements with Sprint PCS or a loss of LA Unwired's licenses.

     There is considerable demand for the communications equipment that our PCS operating subsidiaries need to expand or complete their networks, and manufacturers of this equipment could have substantial backlogs of orders. Competitors who purchase large quantities of communications equipment may receive priority in the delivery of this equipment. If our PCS operating subsidiaries cannot get this equipment, they may fail to expand or construct their networks timely. This could limit our ability to compete effectively or to meet the construction requirements of the FCC or our PCS operating subsidiaries' Sprint PCS agreements. If LA Unwired or IWO does not meet these construction requirements, LA Unwired could lose its licenses or IWO could breach its agreements with Sprint PCS.

     Our territory has limited amounts of licensed spectrum, which may adversely affect the quality of our service and our results of operations.

     LA Unwired and Sprint PCS have licenses covering 10 to 40 MHz of spectrum in LA Unwired's territory. Sprint PCS has licenses covering 30 MHz of spectrum throughout IWO's territory and licenses covering 10 MHz in Georgia PCS's territory. In the future, as the number of customers in LA Unwired's, IWO's, Texas Unwired's or Georgia PCS's territory increases, this limited amount of licensed spectrum may not be able to accommodate increases in call volume, may lead to increased dropped calls and may limit our ability to offer enhanced services, all of which could result in increased customer turnover and adversely affect the combined company's results of operations and financial condition.

     If any of our PCS operating subsidiaries loses the right to install its equipment on wireless towers or is unable to renew expiring leases for wireless towers on favorable terms or at all, our business and results of operations could be adversely impacted.

     Substantially all of the cell sites of our PCS operating subsidiaries are installed on leased tower facilities that are shared with one or more other wireless service providers. In addition, a large portion of these leased tower sites are owned by a few tower companies. If a master agreement with one of these tower companies were to terminate, or if one of these tower companies were unable to support use of its tower sites by any of our PCS operating subsidiaries, the affected subsidiaries would have to find new sites or may be required to rebuild the affected portion of their networks. In addition, the concentration of our PCS operating subsidiaries' cell sites with a few tower companies could adversely affect our results of operations and financial condition if any of our PCS operating subsidiaries is unable to renew its expiring leases with these tower companies on favorable terms or at all.

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     The loss of the officers and skilled employees upon whom we depend to operate our business or the inability to attract additional personnel for the combined company's growth could adversely affect the combined company's results of operations.

     The combined company's business is managed by a small number of executive officers. We believe that our future success will depend in part on our continued ability to retain these executive officers and to attract and retain highly qualified technical and management personnel for the combined company. We may not be successful in retaining key personnel or in attracting and retaining other highly qualified technical and management personnel. We do not maintain policies of life insurance on our key executives.

     Expanding LA Unwired's, IWO's, TX Unwired's or Georgia PCS's territory may have a material adverse effect on its business and reduce the market value of our securities.

     As part of LA Unwired's, IWO's, TX Unwired's and Georgia PCS's continuing operating strategy, it may expand its territory through the grant of additional markets from Sprint PCS or through acquisitions of other Sprint PCS network partners. These transactions may require the approval of Sprint PCS and commonly involve a number of risks, including the:

     o    difficulty of assimilating acquired operations and personnel;

     o    diversion of management's attention;

     o    disruption of ongoing business;

     o impact on our cash and available credit lines for use in financing future growth and working capital needs;

     o    inability to retain key personnel;

     o inability to successfully incorporate acquired assets and rights into our service offerings;

     o inability to maintain uniform standards, controls, procedures and policies; and

     o    impairment of relationships with employees, customers or vendors.

     Failure to overcome these risks or any other problems encountered in these transactions could have a material adverse effect on the combined company's business. In connection with these transactions, US Unwired may issue additional equity securities, and we may incur additional debt or incur significant amortization expenses related to certain intangible assets.

     Our service area will be threatened by bad weather, including hurricanes and severe winter weather, which could cause interruptions in service resulting in increased expenses and reduced operating results.

     Much of LA Unwired's, TX Unwired's and Georgia PCS's service area is on or near the Gulf of Mexico and could be damaged by bad weather like hurricanes and excessive rain. In addition, the IWO service area could be adversely affected by severe winter storms. We may face service interruptions for indefinite periods if a major hurricane or winter storm strikes one or more of our service areas, resulting in increased expenses and reduced operating results.

     Unauthorized use of our networks could disrupt our business.

     We will likely incur costs associated with the unauthorized use of our networks, including administrative and capital costs associated with detecting, monitoring and reducing the incidence of fraud. Fraud impacts interconnection costs, capacity costs, administrative costs, fraud prevention costs and payments to other carriers for unbillable fraudulent roaming.

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     Because IWO depends heavily on outsourcing, the inability of third parties to fulfill their contractual obligations to IWO may materially disrupt its services or the build-out of its portion of the Sprint PCS network.

     Because IWO outsources portions of its business, it depends heavily on third-party vendors, suppliers, consultants, contractors and local telephone and utility companies. IWO has retained those persons to:

     o    design and engineer its systems;

     o    design and construct retail stores;

     o obtain permits for the construction of base stations, switch facilities and towers;

     o    construct cell sites and switching facilities;

     o    obtain cell site leases;

     o    install transmission lines; and

     o    deploy its wireless personal communications services network systems.

     The failure by any of IWO's vendors, suppliers, consultants, contractors or local telephone and utility companies to fulfill their contractual obligations to IWO could materially disrupt the operations of IWO's portion of our Sprint PCS network or its build-out.

     IWO's projected build-out plan and LA Unwired's, TX Unwired's and Georgia PCS's completed build-outs do not cover all of their territories, which could make it difficult to maintain profitable customer bases.

     IWO's projected build-out plan for its territory and LA Unwired's, TX Unwired's and Georgia PCS's build-outs of their territories do not cover all areas of their territories. By the end of 2003, IWO expects to cover approximately 74% of the resident population in its territory. As of December 31, 2001, LA Unwired and TX Unwired covered approximately 68.5% of the resident population in its territory and as of March 8, 2002, Georgia PCS covered approximately 70% of the resident population in its territory. LA Unwired's, TX Unwired's or Georgia PCS's coverage or IWO's planned coverage may not adequately serve the needs of the potential customers in the respective territories or attract enough subscribers to operate our business successfully. To correct this potential problem, LA Unwired, IWO, TX Unwired or Georgia PCS may have to cover a greater percentage of its territory than anticipated, which it may not have the financial resources to complete or may be unable to do profitably.

     We may not receive as much Sprint PCS net travel, or roaming, revenue as we anticipate.

     We are paid a fee from Sprint PCS for every minute that a Sprint PCS subscriber based outside of our markets uses the Sprint PCS network in our markets. Similarly, we pay a fee to Sprint PCS for every minute that a Sprint PCS subscriber based in our markets uses the Sprint PCS network outside our markets. Sprint PCS customers from our markets may spend more time in other Sprint PCS coverage areas than we anticipate and Sprint PCS customers from outside our markets may spend less time in our markets or may use our services less than we anticipate. As a result, we may receive less Sprint PCS travel revenue than we anticipate or we may have to pay more Sprint PCS travel fees than the travel revenue we collect. In addition, under our agreements with Sprint PCS, Sprint PCS can change the current fee we receive and pay for each Sprint PCS travel minute after December 31, 2002.

     Sprint PCS's roaming arrangements may not be competitive with other wireless service providers, which may restrict our ability to attract and retain customers and create other risks for us.

     We rely on Sprint PCS's roaming arrangements with other wireless service providers for coverage in some areas where Sprint PCS service is not yet available. Some of the risks related to these arrangements:

     o the quality of the service provided by another provider during a roaming call may not approximate the quality of the service provided by the Sprint PCS network;

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     o    the price of a roaming call on our network may not be competitive with prices of other wireless companies for roaming calls;

     o customers must end a call in progress and initiate a new call when leaving the Sprint PCS network and entering another wireless network;

     o Sprint PCS customers may not be able to use Sprint PCS's advanced features, such as voicemail notification, while roaming; and

     o Sprint PCS or the carriers providing the service may not be able to provide us with accurate information on a timely basis.

     If Sprint PCS customers are not able to roam instantaneously or efficiently onto other wireless networks, we may lose current Sprint PCS subscribers and our Sprint PCS services will be less attractive to new customers.

Risks Particular to the Indebtedness of the Combined Company After the Mergers

     Note: We have two separate debt structures. Each of US Unwired and IWO has issued senior notes, and each of them has senior credit facilities with banks. Because of restrictions in the indentures governing the senior notes and the credit agreements governing the senior credit facilities, funds borrowed by US Unwired may not be used to finance IWO and IWO's subsidiaries but are available for all of US Unwired's other subsidiaries, including LA Unwired, TX Unwired and Georgia PCS. Because of the same restrictions, funds borrowed by IWO may be used only to finance IWO and IWO's subsidiaries.

     Our acquisition of Georgia PCS has reduced our cash that was available for other purposes and has increased our indebtedness.

     When we completed our acquisition of Georgia PCS, we used a portion of our cash to repay approximately $54.8 million of indebtedness of Georgia PCS. At the same time, we increased our senior credit facility with a $40 million term loan B, which bears interest at LIBOR plus 4%. 96% of this loan will become due in 2008. As a result, we decreased our cash by approximately $14.8 million and increased our indebtedness by $40 million. The decrease in our cash reduced the amount of our cash that is available for other purposes. In addition, we will be required to use cash flow from our operations to pay increased interest and principal on our increased indebtedness.

     Both US Unwired and IWO have substantial debt that neither of them may be able to service; a failure to service this debt may result in the lenders under this debt taking away assets of ours (other than IWO's) if US Unwired fails to service its debt, or assets of IWO if IWO fails to service its debt.

     The substantial debt of US Unwired and IWO will have a number of important consequences for our operations and our investors, including the following:

     o each company will have to dedicate a substantial portion of any cash flow from its operations to the payment of interest on, and principal of, its debt, which will reduce funds available for other purposes;

     o neither company may be able to obtain additional financing for unanticipated capital requirements, capital expenditures, working capital requirements and other corporate purposes;

     o some of each company's debt, including financing under each company's senior credit facility, will be at variable rates of interest, which could result in higher interest expense in the event of increases in market interest rates; and

     o due to the liens on substantially all of each company's assets and the pledges of stock of each company's existing and future subsidiaries as collateral for such company's senior debt, lenders may control US Unwired's or IWO's assets or the assets of the subsidiaries of either company in the event of a default.

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     US Unwired's and IWO's ability to make payments on their respective debt will depend upon their future operating performance, which is subject to general economic and competitive conditions and to financial, business and other factors, many of which neither of them can control. If the cash flow from either company's operating activities is insufficient, US Unwired or IWO may take actions, such as delaying or reducing capital expenditures, attempting to restructure or refinance its debt, selling assets or operations or seeking additional equity capital. Any or all of these actions may not be sufficient to allow US Unwired or IWO to service their respective debt obligations or may adversely affect its results of operations. Further, US Unwired or IWO may be unable to take any of these actions on satisfactory terms, in a timely manner or at all. The credit facilities and indentures governing US Unwired's and IWO's respective debt limit their ability to take several of these actions, and limit their ability to borrow more money. Their failure to generate sufficient funds to pay their debts or to successfully undertake any of these actions could, among other things, materially adversely affect the market value of US Unwired common stock or result in lenders controlling the assets of each of them and their subsidiaries (other than unrestricted subsidiaries).

     If either US Unwired or IWO does not meet all of the conditions required under their respective credit facilities, they may not be able to draw down all of the funds they anticipate receiving from the lenders and they may not be able to fund operating losses and working capital needs.

     As of June 30, 2002, US Unwired had borrowed $90.0 million under its senior credit facility and IWO had borrowed $190.0 million under its senior credit facility. The availability of the remaining $78.7 million under US Unwired's senior credit facility and the remaining $48.4 million available under IWO's senior credit facility are subject to the applicable company meeting all of the conditions specified by the respective financing documents and, in addition, is subject at each funding date to specific conditions, including the following:

     o that the representations and warranties in such company's loan documents are true and correct;

     o that such company's financial covenant tests are satisfied, including leverage and operating performance covenants and loss covenants relating to earnings before interest, taxes, depreciation and amortization, referred to as EBITDA; and

     o the absence of a default under such company's loan documents, including its indenture.

     We anticipate that US Unwired and IWO each have sufficient funds under their respective credit facilities to finance currently projected business plans but neither may be able to if the assumptions underlying the business plans are not correct for unanticipated capital requirements, capital expenditures, charges for Sprint PCS provided services, working capital requirements or other corporate charges. If either US Unwired or IWO does not meet these conditions at each funding date, such company's senior lenders may not lend some or all of the remaining amounts under such company's senior credit facility. If other sources of funds are not available, the affected company may not be in a position to meet its operating cash needs or meet its obligations under its agreements with Sprint PCS. If US Unwired is the affected company, these consequences could affect Georgia PCS as well as us.

     US Unwired or IWO will be in default under its indebtedness if it fails to pass financial and business tests.

     US Unwired's and IWO's senior credit facilities require US Unwired and IWO to maintain specified financial ratios and to satisfy specified tests. Collectively, these tests relate to:

     o    minimum covered population;

     o    minimum number of subscribers and/or average revenue per subscriber;

     o    minimum annualized revenues; and

     o    maximum dollar amounts for capital expenditures.

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     If US Unwired or IWO fails to satisfy any of the financial ratios and tests, it could be in default under its senior credit facilities. In addition to making funds under the senior credit facilities unavailable to US Unwired or IWO, an event of default under its senior credit facilities may prohibit it from paying its senior notes, which would cause a default under the affected company's indenture, or may result in the affected company's lenders controlling substantially all of the affected company's assets or accelerating the maturity of the affected company's debt. Should this occur, the common stock of US Unwired would have little or no value.

     If US Unwired or IWO needs additional financing that it cannot obtain, it may have to change its network construction plans and modify it business plans. If the affected company is US Unwired, the network construction plans of LA Unwired, TX Unwired and Georgia PCS may also have to be changed.

     US Unwired expects to make significant capital expenditures to expand the PCS networks of LA Unwired, TX Unwired and Georgia PCS. IWO expects to make significant capital expenditures to complete or expand its PCS network. Actual expenditures may differ significantly from estimates. US Unwired would have to obtain additional financing to fund LA Unwired's, TX Unwired's or Georgia PCS's network expansion plans, and IWO would have to obtain additional financing to fund its network construction or expansion plans, if:

     o    existing sources of capital are unavailable or insufficient;

     o LA Unwired, IWO, TX Unwired or Georgia PCS significantly departs from its business plan;

     o LA Unwired, IWO, TX Unwired or Georgia PCS experiences unexpected delays or cost overruns in the expansion or completion of its network, including changes to the schedule or scope of the network build-out or expansion;

     o changes in technology or governmental regulations create unanticipated costs; or

     o LA Unwired, IWO, TX Unwired or Georgia PCS acquires additional licenses or Sprint PCS grants any of them more service areas to build out and manage.

     We cannot predict whether any additional financing will be available to US Unwired or IWO or on what terms such financing would be available. If either US Unwired or IWO needs additional financing that it cannot obtain, the affected company will have to change its plans for the remainder of its network, including, in the case of US Unwired, Georgia PCS's network, which would adversely affect such company's expected future results of operations.

     US Unwired's and IWO's indebtedness place restrictions on them which will limit their operating flexibility and US Unwired's ability to engage in some transactions.

     The respective indentures governing US Unwired's and IWO's senior notes and their respective senior credit facilities impose material operating and financial restrictions on US Unwired and its subsidiaries (other than IWO) and on IWO and its subsidiaries. These restrictions may limit their ability to engage in some transactions, including the following:

     o    completing designated types of mergers or consolidations;

     o    creating liens;

     o    paying dividends or other distributions to their stockholders;

     o    making investments;

     o    selling assets;

     o    repurchasing their common stock;

     o    changing lines of business;

     o    borrowing additional money; and

     o    entering into transactions with their affiliates.

     These restrictions could also limit their ability to obtain debt financing, refinance or pay principal or interest on US Unwired's or IWO's outstanding debt, consummate acquisitions for cash or debt or react to changes in our operating environment. Moreover, these restrictions could cause the combined company to be at a competitive disadvantage to competitors who do not have similar restrictions.

     If a specified change in control of US Unwired or IWO occurs, the affected company may not be able to buy back its senior notes as required by its indenture.

     If US Unwired or IWO has a change in control as defined under its indenture, the applicable company will be required to offer to buy back all of its outstanding senior notes. We cannot assure you that US Unwired or IWO will have sufficient funds at the time of a change in control to perform this obligation or that restrictions in its credit facilities would allow it to do so. US Unwired's or IWO's requirement to buy back its notes upon a change in control could impair the value of US Unwired common stock or could cause a default under the affected company's indenture which, in turn, would cause a default under its senior credit facility. In addition, a change in control as defined under US Unwired's or IWO's respective credit facilities would cause the affected company to default under its senior credit facility.

     If US Unwired or IWO defaults under its senior credit facilities, the affected Company's lenders may declare its debt to be immediately due and payable and Sprint PCS may force the affected company to sell its assets to Sprint PCS without stockholder approval.

     If US Unwired or IWO defaults under its senior credit facilities and the affected company's lenders accelerate the maturity of affected company's debt, Sprint PCS has the option to purchase the affected company's assets at a discount to market value and assume the affected company's obligations under its senior credit facilities without further approval of the stockholders of the affected company. If Sprint PCS does not exercise this option, the affected company's lenders may sell its assets to third parties without further approval of the stockholders of the affected company.

     If either US Unwired or IWO fails to pay the debt under its credit facilities, Sprint PCS has the option of purchasing the affected company's loans, giving Sprint PCS certain rights of a creditor to foreclose on that company's assets.

     Sprint PCS has contractual rights, triggered by an acceleration of the maturity of the debt under US Unwired's or IWO's respective senior credit facilities, pursuant to which Sprint PCS may purchase US Unwired's or IWO's obligations to its senior lenders and obtain the rights of a senior lender. To the extent Sprint PCS purchases these obligations, Sprint PCS's interests as a creditor could conflict with our interests. Sprint PCS's rights as a senior lender would enable it to exercise rights with respect to the affected company's assets and its continuing relationship with Sprint PCS in a manner not otherwise permitted under US Unwired's or IWO's Sprint PCS agreements.

Risks Particular to the Combined Company's Relationship with Sprint PCS

     The termination of LA Unwired's, IWO's, TX Unwired's or Georgia PCS's affiliation with Sprint PCS or Sprint PCS's failure to perform its obligations under the Sprint PCS agreements would severely restrict the affected company's ability to conduct its business.

     LA Unwired owns many of its FCC licenses, but not enough to operate its entire wireless network. IWO, TX Unwired and Georgia PCS do not own any FCC licenses. Each of our PCS operating subsidiaries manages the FCC licenses of Sprint PCS and LA Unwired that are applicable to its territory. The ability of each of our

PCS operating subsidiaries to offer Sprint PCS products and operate a PCS network is dependent on its Sprint PCS agreements remaining in effect and not being terminated.

     o These agreements give it the right to use the Sprint(R) and Sprint PCS(R) brand names and logos and related rights. If it loses these rights, our operations will be impaired.

     o These agreements impose strict requirements on the construction of each company's network. IWO has not yet completed construction of its network. If IWO does not meet these requirements, these agreements may be terminated and IWO could lose the right to be the provider or sole provider of Sprint PCS products and services in IWO's service area.

     o These agreements require our PCS operating subsidiaries to meet strict technical requirements such as the percentage of time the network is operative, the percentage of dropped calls, the ratio of blocked call attempts to total call attempts, the ratio of call origination to termination failures, and call transport requirements for links between cell sites, switches and outside telephone systems. If these and other requirements are not met, Sprint PCS can terminate the affected agreements.

     o The Sprint PCS agreements of any of our PCS operating subsidiaries may be terminated also if any of Sprint PCS's FCC licenses are lost or jeopardized, or if the subsidiary becomes insolvent.

     o These agreements give Sprint PCS a substantial amount of control over the conduct of each company's business. Sprint PCS may make decisions that adversely affect our PCS operating subsidiaries' business, like introducing costly new products that fail in the marketplace or setting the prices for its national plans at levels that may not be economically sufficient for our PCS operating subsidiaries' business.

     o If the management agreements of any of our PCS operating subsidiaries with Sprint PCS are terminated or breached, the affected subsidiary may be required to sell its PCS assets to Sprint PCS at prices that are unfavorable to us or Sprint PCS may be required to assign to the affected subsidiary some of Sprint PCS's licensed spectrum.

     o The management agreements are not perpetual. If Sprint PCS decides not to renew the management agreements at the expiration of the 20-year initial term or any 10-year renewal term, the affected subsidiaries would no longer be a part of the Sprint PCS network. Even with all renewals, the management agreements of our PCS operating subsidiaries terminate in 50 years, and each of these agreements can be terminated at any time for breach of any material term.

     Sprint PCS may make business decisions that are not in the best interests of our PCS operating subsidiaries, which may adversely affect the relationships of our PCS operating subsidiaries with customers in their territories, increase their expenses and/or decrease their revenues.

     Sprint PCS, under the Sprint PCS agreements, has a substantial amount of control over the conduct of the businesses of our PCS operating subsidiaries. Accordingly, Sprint PCS may make decisions that adversely affect LA Unwired's, IWO's, TX Unwired's or Georgia PCS's business, such as the following:

     o Sprint PCS could price its national plans based on its own objectives and could set price levels or other terms that may not be economically sufficient for LA Unwired's, IWO's, TX Unwired's or Georgia PCS's business;

     o Sprint PCS could raise the costs for Sprint PCS to perform back office services for LA Unwired, IWO, TX Unwired and Georgia PCS or reduce levels of services;

     o Sprint PCS can reduce the travel rate for LA Unwired and TX Unwired after December 31, 2002 or at any date for IWO and Georgia PCS;

     o Sprint PCS could prohibit LA Unwired, IWO, TX Unwired or Georgia PCS from selling non-Sprint PCS approved equipment;

     o Sprint PCS could, subject to limitations under LA Unwired's, IWO's, TX Unwired's and Georgia PCS's Sprint PCS agreements, alter its network and technical requirements or request that LA Unwired, IWO, TX Unwired or Georgia PCS build out additional areas within LA Unwired's, IWO's, TX Unwired's or Georgia PCS's territories, which could result in increased equipment and build-out costs;

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

     o Sprint or Sprint PCS could make decisions which could adversely affect the Sprint(R) and Sprint PCS(R) brand names, products or services; and

     o Sprint PCS could decide not to renew the Sprint PCS agreements or to no longer perform its obligations, which would severely restrict LA Unwired's, IWO's, TX Unwired's and Georgia PCS's ability to conduct business.

     Decisions such as those referred to above could adversely affect our operating subsidiaries' relationships with their customers by changing products, services and price plans to which those customers had become accustomed. Should Sprint PCS have a change of control, or should management of Sprint PCS otherwise change, the pace at which decisions such as the foregoing occur could accelerate, increasing the risk of disfavor from customers of our operating subsidiaries.

     We deal with Sprint PCS weekly on a variety of issues. Sometimes we disagree with Sprint PCS or oppose what Sprint PCS would like us to do. This occurs particularly when Sprint PCS tells us we must adopt business methods or pricing plans that we think will hurt our business. Because we rely so heavily on our relationship with Sprint PCS, any deterioration of that relationship or of Sprint PCS's desire to cooperate with LA Unwired, IWO, TX Unwired or Georgia PCS could adversely affect the combined company's business.

     Change in Sprint PCS products and services may reduce customer additions.

     The competitiveness of Sprint PCS products and services is a key factor in our ability to attract and retain customers. For example, under the Sprint PCS service plans, customers who do not meet certain credit criteria can nevertheless select any plan offered subject to an account spending limit, referred to as ASL, to control credit exposure. Account spending limits range from $125 to $200 depending on the credit quality of the customer. Prior to May 2001, all of these customers were required to make a deposit ranging from $125 to $200 that could be credited against future billings. In May 2001, a new Sprint PCS program, called NDASL for no deposit account spending limit, eliminated the deposit requirement on certain, but not all, credit classes. As a result, a significant amount of our new customer additions have been under the NDASL program. Sprint PCS has replaced the NDASL program with the "Clear Pay Program" without reinstating the deposit requirement. The Clear Pay Program is substantially similar to the NDASL program but with an increased emphasis on payment of outstanding amounts. Under the Clear Pay Program, customers who do not meet certain credit criteria can select any plan offered, subject to an account spending limit. The NDASL program has had the effect of increasing churn and bad debt expense. Sprint PCS has the right to end or materially change the terms of the Clear Pay Program. If Sprint PCS chooses to eliminate the Clear Pay Program or alter its features, the growth rate we expect to achieve may decrease. We requested and received, effective February 24, 2002, the ability to reinstate deposits in our territories for customers with poor or inadequate payment histories. We elected to reinstate the deposits in some of our markets. We believe that reinstatement of the deposit has reduced the number of potential new customers in these markets.

     The inability of Sprint PCS to maintain high quality back office services, or LA Unwired's, IWO's, TX Unwired's or Georgia PCS's inability to use Sprint PCS's back office services and third party vendors' back office systems, could lead to customer dissatisfaction, impair the ability of US Unwired to make necessary adjustments to its business plan, increase the loss of subscribers or otherwise increase LA Unwired's, IWO's, TX Unwired's or Georgia PCS's costs or adversely affect their businesses.

     LA Unwired, IWO, TX Unwired and Georgia PCS rely on Sprint PCS's internal support systems, including customer care, billing and back office support. LA Unwired's, IWO's, TX Unwired's and Georgia PCS's operations could be disrupted if Sprint PCS is unable to maintain and expand its internal support systems in a high quality manner, or to efficiently outsource those services and systems through third party vendors. We expect the rapid expansion of Sprint PCS's business to continue to pose a significant challenge to its internal support systems. Additionally, Sprint PCS has relied on third party vendors for a significant number of important functions and components of its internal support systems and may continue to rely on these vendors in the future. Our PCS operating subsidiaries will depend on Sprint PCS's willingness to continue to offer these services and to provide these services effectively and at competitive costs. LA Unwired's, IWO's, TX Unwired's and Georgia PCS's agreements with Sprint PCS provide that, upon nine months' prior written notice, Sprint PCS may elect to terminate any of these services. The inability of Sprint PCS to maintain high quality back office services, or LA Unwired's, IWO's, TX Unwired's or Georgia PCS's inability to use Sprint PCS's back office services and third party vendors' back office systems, could lead to customer dissatisfaction, increase the loss of subscribers or otherwise increase LA Unwired's, IWO's, TX Unwired's or Georgia PCS's costs.

     Should Sprint PCS fail to deliver timely and accurate information, this may lead to adverse short-term decisions and inaccurate assumptions in our business plan.

     If Sprint PCS does not complete the construction of its nationwide PCS network, our PCS operating subsidiaries may not be able to attract and retain customers.

     Sprint PCS currently intends to cover a significant portion of the population of the United States, Puerto Rico and the U.S. Virgin Islands by creating a nationwide PCS network through its own construction efforts and those of its network partners like LA Unwired, IWO, TX Unwired and Georgia PCS. Sprint PCS is still constructing its nationwide network and does not yet offer PCS services, either on its own network or through its roaming agreements, in every city in the United States.

     If one of LA Unwired's, IWO's, TX Unwired's or Georgia PCS's customers travels in an area where a Sprint PCS or compatible system is not yet operational, the customer would not be able to make a call on that area's system unless he or she has a telephone handset that can make calls on both systems. Generally, these handsets are more costly. Moreover, the Sprint PCS network does not allow for calls to be transferred without interruption between the Sprint PCS network and another wireless network. This means that a customer must end a call in progress and initiate a new call when entering an area not served by the Sprint PCS network. The quality of the service provided by another network may not be equal to that of the Sprint PCS network, and LA Unwired's, IWO's, TX Unwired's or Georgia PCS's customers may not be able to use some of the advanced features of its network. This could result in customer dissatisfaction and loss of customers.

     Sprint PCS has entered into management agreements similar to LA Unwired's, IWO's, TX Unwired's and Georgia PCS's with companies in other markets under its nationwide PCS build-out strategy. LA Unwired's, IWO's, TX Unwired's and Georgia PCS's results of operations are dependent on Sprint PCS's national network and, to a lesser extent, on the networks of Sprint PCS's other network partners. Sprint PCS's network may not provide nationwide coverage to the same extent as its competitors, which could adversely affect LA Unwired's, IWO's, TX Unwired's and Georgia PCS's ability to attract and retain customers.

     If Sprint PCS does not succeed, or if LA Unwired, IWO, TX Unwired or Georgia PCS does not maintain a good relationship with Sprint PCS, LA Unwired's, IWO's, TX Unwired's or Georgia PCS's business may not succeed.

     If Sprint PCS has a significant disruption to its system, fails to develop its system, or suffers a weakening of its brand name, LA Unwired's, IWO's, TX Unwired's and Georgia PCS's operations and profitability would likely be impaired. LA Unwired, IWO, TX Unwired and Georgia PCS will use their relationships with Sprint PCS to obtain, at favorable prices, the equipment for the construction or expansion and operation of their networks. Any disruption in their relationships with Sprint PCS could make it much more difficult for them to obtain this equipment.

     If Sprint PCS should go bankrupt, our PCS business would suffer dire consequences which could include termination or revision of our Sprint PCS agreements. We have no reason to believe that Sprint PCS will go bankrupt.

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

     Certain provisions of the Sprint PCS agreements may diminish the value of US Unwired common stock and restrict the sale of our business.

     Under some circumstances and without further stockholder approval, Sprint PCS may purchase LA Unwired's, IWO's, TX Unwired's or Georgia PCS's operating assets at a discount. In addition, Sprint PCS must approve any change of control of the ownership of LA Unwired, IWO, TX Unwired or Georgia PCS and must consent to any assignment of LA Unwired's, IWO's, TX Unwired's or Georgia PCS's Sprint PCS agreements. Sprint PCS also has a right of first refusal if LA Unwired, IWO, TX Unwired or Georgia PCS decides to sell its operating assets to a third party. LA Unwired, IWO, TX Unwired and Georgia PCS also are subject to a number of restrictions on the transfer of their businesses, including a prohibition on the sale of LA Unwired, IWO, TX Unwired or Georgia PCS or their operating assets to competitors of Sprint or Sprint PCS. These restrictions and other restrictions contained in the Sprint PCS agreements could adversely affect the value of US Unwired common stock, may limit our ability to sell LA Unwired's, IWO's, TX Unwired's and Georgia PCS's business, may reduce the value a buyer would be willing to pay for LA Unwired's, IWO's, TX Unwired's or Georgia PCS's business and may reduce LA Unwired's, IWO's, TX Unwired's or Georgia PCS's or the combined company's entire business value.

     LA Unwired, IWO, TX Unwired or Georgia PCS may have difficulty in obtaining an adequate supply of certain handsets from Sprint PCS, which could adversely affect LA Unwired's, IWO's, TX Unwired's or Georgia PCS's results of operations.

     LA Unwired, IWO, TX Unwired and Georgia PCS depend on our and their relationships with Sprint PCS to obtain handsets. Sprint PCS orders handsets from various manufacturers. LA Unwired, IWO, TX Unwired or Georgia PCS could have difficulty obtaining specific types of handsets in a timely manner if:

     o Sprint PCS does not adequately project the need for handsets for itself, its Sprint PCS network partners and its other third party distribution channels, particularly in transition to new technologies such as 3G;

     o    Sprint PCS gives preference to other distribution channels;

     o LA Unwired, IWO, TX Unwired or Georgia PCS does not adequately project its need for handsets;

     o Sprint PCS modifies its handset logistics and delivery plan in a manner that restricts or delays LA Unwired's, IWO's, TX Unwired's or Georgia PCS's access to handsets; or

     o there is an adverse development in the relationship between Sprint PCS and its suppliers or vendors.

     The occurrence of any of the foregoing could disrupt LA Unwired's, IWO's, TX Unwired's or Georgia PCS's customer service and/or result in a decrease in LA Unwired's, IWO's, TX Unwired's or Georgia PCS's subscribers, which could adversely affect its results of operations.

     Non-renewal or revocation by the FCC of LA Unwired's licenses or the Sprint PCS licenses LA Unwired, IWO, TX Unwired or Georgia PCS uses would significantly harm the affected company's business.

     PCS licenses are subject to renewal and revocation by the FCC. LA Unwired's and Sprint PCS's licenses in LA Unwired's, IWO's, TX Unwired's and Georgia PCS's territories will begin to expire in 2005 but may be renewed for additional ten-year terms. There may be opposition to renewal of these licenses upon their expiration, and the licenses may not be renewed. The FCC has adopted specific standards to apply to PCS license renewals. Any failure by Sprint PCS, LA Unwired, IWO, TX Unwired or Georgia PCS to comply with these standards could cause revocation or forfeiture of the licenses for its territories. If LA Unwired or Sprint PCS loses any of its licenses in LA Unwired's, IWO's, TX Unwired's or Georgia PCS's territory, the affected company would be severely restricted in its ability to conduct its business.

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

     If Sprint PCS does not maintain control over its licensed spectrum, the Sprint PCS agreements may be terminated, which would result in LA Unwired's, IWO's, TX Unwired's and Georgia PCS's inability to provide PCS service.

     The FCC requires that license holders like Sprint PCS and LA Unwired maintain control of their licensed spectrum and not delegate control to third-party operators or managers. Although the Sprint PCS agreements with LA Unwired, IWO, TX Unwired and Georgia PCS reflect an arrangement that the parties believe meets the FCC requirements for licensee control of licensed spectrum, we cannot assure you that the FCC will agree. If the FCC were to determine that the Sprint PCS agreements need to be modified to increase the level of licensee control, LA Unwired, IWO, TX Unwired and Georgia PCS have agreed with Sprint PCS to use best efforts to modify the Sprint PCS agreements to comply with applicable law. If LA Unwired, IWO, TX Unwired and Georgia PCS cannot agree with Sprint PCS to modify the Sprint PCS agreements, the agreements may be terminated. If the Sprint PCS agreements are terminated, LA Unwired, IWO, TX Unwired and Georgia PCS would no longer be a part of the Sprint PCS network and the combined company would be severely restricted in its ability to conduct business.

     We have limited rights if Sprint PCS fails to perform its obligations to our PCS operating subsidiaries under their agreements with Sprint PCS. Should that occur, the consequences to us would be severe.

     If Sprint PCS fails to perform its obligations to our PCS operating subsidiaries, the consequences to us would be severe. Our PCS operating subsidiary could terminate its Sprint PCS agreements, but in that case it may have to discontinue its PCS business or to conduct it on a reduced scale. It would not be permitted to offer Sprint PCS products and services. We would in these events suffer material adverse consequences to our results of operations and financial condition. The only remedy of our PCS operating subsidiary would be to require Sprint PCS either to purchase its operating assets at a price that would be unfavorable to us, or to assign to our PCS operating subsidiary limited amounts of Sprint PCS's licensed spectrum for a price equal to the greater of 10% of the business value of our PCS operating subsidiary or Sprint PCS's original cost for the spectrum plus any costs incurred in relocating microwave radio systems.

Risks Particular to the Combined Company's Industry

     Sprint PCS and we face intense competition that may reduce its and our market share and harm its and our financial performance.

     There is substantial competition in the telecommunications industry. According to information it has filed with the SEC, Sprint believes that the traditional dividing lines between long distance, local, wireless, and Internet services are increasingly becoming blurred. Through mergers and various service integration strategies, major providers, including Sprint, are striving to provide integrated solutions both within and across all geographical markets.

     Sprint expects competition to intensify as a result of the entrance of new competitors and the rapid development of new technologies, products, and services. Sprint cannot predict which of many possible future technologies, products, or services will be important to maintain its competitive position or what expenditures will be required to develop and provide these technologies, products or services. Sprint's ability to compete successfully will depend on marketing and on its ability to anticipate and respond to various competitive factors affecting the industry, including new services that may be introduced, changes in consumer preferences, demographic trends, economic conditions, and discount pricing strategies by competitors. To the extent Sprint does not keep pace with technological advances or fails to respond timely to changes in competitive factors in its industry, it could lose market shares or experience a decline in revenue and net income.

     Each of the markets in which Sprint PCS competes is served by other wireless service providers, including cellular, enhanced specialized mobile radio, called ESMR, and PCS operators and resellers. A majority of markets have five or more CMRS providers. Each of the top 50 metropolitan markets has at least two other PCS competitors in addition to one ESMR competitor and two cellular incumbents. Many of these competitors have been operating for a number of years and currently serve a substantial subscriber base. The FCC recently decided to allow CMRS providers to own more spectrum, up to 55 MHz, in urban markets and to eliminate in January 2003 its rule imposing spectrum limits. However, the FCC plans to continue to review proposed mergers and combinations involving spectrum after the spectrum limits are eliminated. Competition may continue to increase to the extent that licenses are transferred from smaller stand-alone operators to larger, better capitalized, and more experienced wireless communications operators. These larger wireless communications operators may be able to offer customers network features not offered by Sprint PCS. The actions of these larger wireless communications operators could negatively affect Sprint PCS's and our customer churn, ability to attract new customers, average revenue per user, cost to acquire customers, and operating costs per customer.

     Sprint PCS relies on agreements with competitors to provide automatic roaming capability to Sprint PCS customers in many of the areas of the United States not covered by the Sprint PCS network, which primarily serves metropolitan areas. Certain competitors may be able to offer coverage in areas not served by Sprint PCS's network or may be able to offer roaming rates that are lower than those offered by Sprint PCS. Certain of Sprint PCS's competitors are seeking to reduce access to their networks through actions pending with the FCC. Moreover, the engineering standard, called AMPS, for the dominant air interface on which PCS customers roam is currently being considered for elimination by the FCC as part of a streamlining proceeding. If the FCC eliminates this mandatory standard and cellular operators cease to offer their AMPS networks for roaming, some Sprint PCS customers may have difficulty roaming in certain markets.

     Many wireless providers, some of which have an infrastructure in place and have been operating for a number of years, have been upgrading their systems and provide expanded and digital services to compete with Sprint PCS's services. Many of these wireless providers require their customers to enter into long term contracts, which may make it more difficult for Sprint PCS to attract customers away from these wireless providers.

     Sprint PCS anticipates that market prices for wireless voice services and products generally will continue to decline in the future as a result of increased competition. It also expects to face increased competition for access to distribution channels. Consequently, it may be forced to increase spending for advertising and promotions. All of this may lead to greater choices for customers, possible consumer confusion, and increased industry churn.

     Significant competition in the wireless communications services industry may result in LA Unwired's, IWO's, TX Unwired or Georgia PCS's competitors offering new or better products and services or lower prices, which could prevent the affected company from operating profitably or reduce its profitability.

     Competition in the wireless communications industry is intense. We anticipate that competition will cause the market prices for two-way wireless products and services to decline in the future. LA Unwired's, IWO's, TX Unwired and Georgia PCS's ability to compete will depend, in part, on their ability to anticipate and respond to various competitive factors affecting the telecommunications industry. Our major competitors include such wireless companies as Verizon, SunCom, Cingular, AT&T, Nextel and Alltel.

     Our PCS operating subsidiaries' dependence on Sprint PCS to develop competitive products and services and the requirement that they obtain Sprint PCS's consent to sell non-Sprint PCS approved equipment may limit their ability to keep pace with competitors on the introduction of new products, services and equipment. Some of these competitors are larger than our PCS operating subsidiaries individually or combined, may have entered the wireless communications services market before our PCS operating subsidiaries did, possess greater resources and more extensive coverage areas, may offer lower rates, and may market other services, such as landline telephone service, cable television and internet access, with their wireless communications services. In addition, we may be at a competitive disadvantage since we may have more debt than some of our competitors.

     Furthermore, there has been a recent trend in the wireless communications industry towards consolidation of wireless service providers through joint ventures, reorganizations and acquisitions. We expect this consolidation

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to lead to larger competitors over time. We may be unable to compete successfully with larger companies that have substantially greater resources or that offer more services than LA Unwired, IWO, TX Unwired and Georgia PCS do.

     Alternative technologies and current uncertainties in the wireless market may reduce demand for PCS.

     PCS providers in the United States use one of three technological standards. Even though the three standards share basic characteristics, they are not compatible or interchangeable with each other. Our PCS operating subsidiaries and Sprint PCS use the standard known as CDMA. If another standard becomes preferred in the industry, our PCS operating subsidiaries may be at a competitive disadvantage. If Sprint PCS changes its standard, our PCS operating subsidiaries will need to change theirs as well, which will be costly and time consuming. If our PCS operating subsidiaries cannot change the standard, they may not be able to compete with other systems.

     The wireless communications industry is experiencing significant technological change, as evidenced by the increasing pace of digital upgrades in existing analog wireless systems, satellite coverage, evolving industry standards, ongoing improvements in the capacity and quality of digital technology, shorter development cycles for new products and enhancements and changes in end-user requirements and preferences. Technological advances and industry changes could cause the technology used on our PCS operating subsidiaries' networks to become obsolete. Sprint PCS may not be able to respond to such changes and implement new technology on a timely basis, or at an acceptable cost.

     If Sprint PCS is unable to keep pace with these technological changes or changes in the wireless communications market based on the effects of consolidation from the Telecommunications Act of 1996 or from the uncertainty of future government regulation, the technology used on our PCS operating subsidiaries' networks, or their business strategy, may become obsolete. In addition, wireless carriers are seeking to implement an upgrade to one times radio transmission technology, or 1XRTT, as well as third generation, or 3G, technology throughout the industry. The 3G technology promises high-speed, always-on Internet connectivity and high-quality video and audio. We cannot assure you that our PCS operating subsidiaries or Sprint PCS can implement 1XRTT or 3G technology successfully or on a cost-effective basis.

     Regulation by government and taxing agencies may increase our PCS operating subsidiaries' costs of providing service or require them to change their services, either of which could impair the combined company's financial performance.

     Our operations and the operations of Sprint PCS are subject to varying degrees of regulation by the FCC, the Federal Trade Commission, the Federal Aviation Administration, the Environmental Protection Agency, the Occupational Safety and Health Administration and state and local regulatory agencies and legislative bodies. Adverse decisions or regulation of these regulatory bodies could negatively impact operations and costs of doing business. For example, changes in tax laws or the interpretation of existing tax laws by state and local authorities could subject us to increased income, sales, gross receipts or other tax costs or require LA Unwired, IWO, TX Unwired or Georgia PCS to alter the structure of its current relationship with Sprint PCS. In addition:

     o The loss of any of LA Unwired's FCC licenses, or any of Sprint PCS's FCC licenses in LA Unwired's, IWO's, TX Unwired's or Georgia PCS's service area, would impair the affected company's business and operating results.

     o The FCC may revoke any of LA Unwired's or Sprint PCS's PCS licenses at any time for cause. Cause could be a failure to comply with terms of the licenses or applicable FCC rules. We cannot ensure that LA Unwired's and Sprint PCS's PCS licenses will be renewed when they expire.

     o The FCC regulates LA Unwired's, IWO's, TX Unwired's and Georgia PCS's relationship with Sprint PCS under each company's Sprint PCS agreements.

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

     o The combined company may need to acquire additional licenses, which may require approval of regulatory authorities. These regulatory authorities may not grant approval in a timely manner, if at all.

     o All PCS licenses, including LA Unwired's own licenses and Sprint PCS's licenses, are subject to the FCC's build-out regulations. These regulations require license holders to offer specified levels of service to the population in their service areas within set time periods. Even though our PCS operating subsidiaries have developed a build-out plan that meets these requirements, they may be unable to meet their build-out schedules. If LA Unwired, IWO, TX Unwired or Georgia PCS or Sprint PCS does not meet these requirements, the FCC could take back the portions of the service area that are not being served, impose fines, or even revoke the related licenses.

     o The FCC may license additional spectrum for new carriers, which would increase the competition our PCS operating subsidiaries face.

     o The FCC imposes additional requirements on holders of PCS licenses reserved for small businesses. These licenses are called C-block and F-block licenses. LA Unwired holds F-block licenses and must meet special requirements to hold them. If it does not meet these requirements, the FCC could fine it, revoke its licenses or require it to restructure its ownership.

     An increase in the amount of our foreign ownership could cause us to lose our FCC licenses or restructure our ownership.

     Ownership of US Unwired capital stock by non-U.S. citizens is subject to limitations under the Communications Act of 1934 and FCC regulations. In the absence of FCC consent, not more than 25% of US Unwired capital stock may be owned or voted by non-U.S. citizens or their representatives, by a foreign government or its representatives, or by a foreign corporation. We believe the level of foreign ownership in US Unwired common stock to be approximately 25%. Because US Unwired common stock is publicly traded, the level of foreign ownership may fluctuate.

     The FCC has granted us the authority to permit US Unwired's foreign ownership to exceed 25%, subject to specific limitations. If US Unwired exceeds the permitted levels or does not comply with the applicable limitations, it may have to restructure its ownership to come within the permitted ownership limit or else we may lose our FCC licenses. In that case, the articles of incorporation of US Unwired permit it to force foreign shareholders to sell their shares to US Unwired, whether they wish to do so or not, so as to reduce the foreign ownership of US Unwired to permitted levels with an extra cushion for safety.

     The future prospects of the combined company are uncertain because the future prospects of the PCS industry are uncertain.

     PCS systems have not operated in the United States for very long, and we cannot assure you that the operation of these systems in the combined company's markets will become profitable. In addition, we cannot estimate how much demand there will be for PCS in the combined company's markets or how much competitive pricing pressure there will be. As a result, the future prospects of the PCS industry, including LA Unwired's, IWO's, TX Unwired's and Georgia PCS's prospects, remain uncertain. The future demand for wireless communications services in general is uncertain.

     Our PCS operating subsidiaries' business may suffer because subscribers frequently disconnect their service in the PCS industry.

     The PCS industry has experienced a high rate of subscribers who disconnect their service. This rate, referred to as churn, of PCS subscribers may be the result of several factors attributable to us, such as limited network coverage, unreliable performance of calls, handset problems, ineffective customer care or competitive factors. The rate of churn may also result from factors attributable to our customers, such as inability to afford the cost of continued service, non-use of PCS service, loss or change of employment, or offers made by our competitors.

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

     Our PCS operating subsidiaries plan to keep their PCS subscriber churn down by expanding network coverage, improving network reliability, marketing affordable plans and enhancing customer care. We cannot assure you that these strategies will be successful. A high rate of PCS subscriber churn could harm the competitive position of our PCS operating subsidiaries and their results of operations, especially because they subsidize some of the costs of initial purchases of handsets by customers.

     Use of hand-held phones may pose health risks, which could result in the reduced use of wireless services or liability for personal injury claims.

     Media reports have suggested that certain radio frequency emissions from wireless handsets may be linked to various health problems, including cancer, and may interfere with various electronic medical devices, including hearing aids and pacemakers. Concerns over radio frequency emissions may discourage use of wireless handsets or expose the combined company to potential litigation. Any resulting decrease in demand for wireless services, or costs of litigation and damage awards, could impair the combined company's ability to achieve and sustain profitability.

     Our PCS operating subsidiaries may be subject to potential litigation relating to the use of wireless phones while driving. In addition, several state and local governments are considering, or have recently adopted, legislation that restricts the use of wireless handsets while driving.

     Some studies have indicated that some aspects of using wireless phones while driving may impair drivers' attention in certain circumstances, making accidents more likely. These concerns could lead to potential litigation relating to accidents, deaths or serious bodily injuries, or to new restrictions or regulations on wireless phone use, any of which also could have material adverse effects on the combined company's results of operations.

     A number of U.S. state and local governments are considering or have recently enacted legislation that would restrict or prohibit the use of a wireless handset while driving a vehicle or, alternatively, require the use of a hands-free telephone. The state of New York has enacted legislation, effective November 1, 2001, that bans the use of handheld wireless handsets while driving a vehicle except in the case of emergencies. The legislation also provides that effective December 1, 2001, persons who violate this ban are subject to fines of up to $100 per violation. Legislation of this sort, if continued to be enacted, would require wireless service providers to provide hands-free enhanced services such as voice activated dialing and hands-free speaker phones and headsets so that they can keep generating revenue from their subscribers, who make many of their calls while on the road. If the combined company is unable to provide hands-free services and products to our subscribers in a timely and adequate fashion, the volume of wireless phone usage would likely decrease, and the combined company's ability to generate revenues would suffer.

Risks Particular to General Economic Conditions

     A recession in the United States involving significantly lowered spending could negatively affect our results of operations.

     Our primary customer base is individual consumers and our accounts receivable represent unsecured credit. If the economic downturn that the United States and our territories have recently experienced becomes more pronounced or lasts longer than currently expected and spending by individual consumers drops significantly, our business may be negatively affected.

     Our allowance for doubtful accounts may not be sufficient to cover uncollectible accounts.

     On an ongoing basis, we estimate the amount of customer receivables that we will not be able to collect. This allows us to calculate the expected loss on our receivables for the period we are reporting. Our allowance for doubtful accounts may underestimate actual unpaid receivables for various reasons, including:

     o    adverse changes in our churn rate exceeding our estimates;

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

     o    adverse changes in the economy generally exceeding our expectations;
          or

     o    unanticipated changes in Sprint PCS's products and services.

     If our allowance for doubtful accounts is insufficient to cover losses on our receivables, our business, financial position or results of operations could be materially adversely affected.

     Demand for some of Sprint's communications products and services has been adversely affected by a downturn in the United States economy as well as changes in the global economy.

     Demand for some of Sprint's communications products and services has been adversely affected by a downturn in the United States economy as well as changes in the global economy. According to Sprint, a number of its suppliers have recently experienced financial challenges. If these suppliers cannot meet their commitments, Sprint states that it would have to use different vendors and this could result in delays, interruptions, or additional expenses associated with the upgrade and expansion of Sprint's networks and the offering of its products and services. If current general economic conditions continue or worsen, the revenues, cash flow, and operating results of Sprint PCS could be adversely affected. Any of these developments could adversely affect our business, financial position or results of operations.

Risks Related to Anti-Takeover Provisions

     Anti-takeover provisions in US Unwired's charter and by-laws will make it difficult for anyone to acquire US Unwired without approval of its board of directors.

     Prior to acquiring IWO, US Unwired had little concern about being acquired against the will of its board of directors because the voting power of its founding family and their related interests, even if not completely united, could prevent an unfriendly acquisition of it. That voting power decreased to about 33% after the IWO acquisition as a result of that acquisition and the amendments to US Unwired's articles of incorporation that converted its class B common stock, which had 10 votes per share, to class A common stock, which has one vote per share. Because of this, US Unwired's board of directors has implemented additional anti-takeover provisions. These provisions are described in US Unwired's proxy statement dated March 22, 2002. These anti-takeover provisions, and others, including a "poison pill" that our board of directors may adopt hereafter, may discourage offers to acquire us and may permit our board of directors to choose not to entertain offers to purchase us, even offers that are at a substantial premium to the market price of our stock. Our stockholders may therefore be deprived of opportunities to profit from a sale of control.

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Item 7.  Financial Statements and Exhibits.

     (a) Financial Statements of Businesses Acquired

     The following financial statements of IWO Holdings, Inc. and subsidiaries are filed with this report as exhibit 99.1:

     (i) Unaudited Condensed Consolidated Balance Sheets as of June 30, 2002 and December 31, 2001

     (ii) Unaudited Condensed Consolidated Statement of Operations for the three month periods ended June 30, 2002 and 2001; the period January 1, 2002 through March 31, 2002; the three month period April 1, 2002 through June 30, 2002; and the six month period ended June 30, 2001.

    (iii) Unaudited Condensed Consolidated Statement of Cash Flows for the period January 1, 2002 through March 31, 2002; the period April 1, 2002 through June 30, 2002; and the six month period ended June 30, 2001.

     (iv) Notes to Unaudited Condensed Consolidated Financial Statements of Operations

     (b)  Pro forma financial information.

     The following pro forma financial information of US Unwired Inc. are attached to this report as Exhibit 99.2:

     (i) Unaudited Pro Forma Condensed Consolidated Statements of Operations for the six months ended June 30, 2002 and for the year ended December 31, 2001

     (ii) Notes to Unaudited Pro Forma Condensed Consolidated Statements of Operations

     (c) Exhibits.

     The following exhibits are filed with this report:

           Exhibit No.      Description

              99.1 Unaudited condensed consolidated financial statements of IWO Holdings, Inc. and subsidiaries as of June 30, 2002 and December 31, 2001 and for the three months and six months ended June 30, 2002 and 2001.

              99.2 Unaudited pro forma condensed consolidated financial information of US Unwired Inc. for the six months ended June 30, 2002 and for the year ended
                            December 31, 2001.

              99.3          Section 906 certification of Chief Executive
                            Officer.

              99.4          Section 906 certification of Chief Financial
                            Officer.

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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   US UNWIRED INC.
                                  (Registrant)

Date:  August 16, 2002             By: /s/ Thomas G. Henning
                                       -----------------------------------------
                                       Thomas G. Henning
                                       General Counsel and Corporate Secretary


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                                  EXHIBIT INDEX

           Exhibit No.      Description

              99.1 Unaudited condensed consolidated financial statements of IWO Holdings, Inc. and subsidiaries as of June 30, 2002 and December 31, 2001 and for the three months and six months ended June 30, 2002 and 2001.

              99.2 Unaudited pro forma condensed consolidated financial information of US Unwired Inc. for the six months ended June 30, 2002 and for the year ended December 31, 2001.

              99.3          Section 906 certification of Chief Executive
                            Officer.

              99.4          Section 906 certification of Chief Financial
                            Officer.


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